Exhibit 99.1

  Ventas, Inc.            10350 Ormsby Park Place        Suite 300            Louisville, Kentucky 40223            (502) 357-9000            (502) 357-9029 Fax

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Senior Vice President and CFO
(502) 357-9000

VENTAS COMPLETES PROVIDENT SENIOR LIVING TRUST ACQUISITION

68 High-Quality Senior Housing Facilities Added to Portfolio;

Private-Pay Facilities Increase to 41 Percent of Annualized Revenues

Transaction Expected to Add to Company’s Normalized FFO per Share

LOUISVILLE, KY (June 7, 2005) – Ventas, Inc. (NYSE:VTR) (the “Company” or “Ventas”) said today that it has completed the previously announced $1.2 billion acquisition of Provident Senior Living Trust that adds 68 high-quality, private-pay independent and assisted living properties containing 6,819 units to its extensive portfolio of assets. As a result of the transaction, 41 percent of the Company’s annualized revenues will come from private-pay sources.

The Ventas portfolio is now comprised of 369 senior housing and healthcare facilities with excellent geographic distribution across 41 states. Its annualized revenues (as if all 2005 acquisitions closed on January 1) will increase to more than $370 million.

“The Provident acquisition demonstrates our consistent focus on building a superior company designed to deliver reliable, growing cash flows and to benefit from the positive operating and demographic fundamentals in the long term care sector. With an enterprise value of $4.5 billion, Ventas’s portfolio is well diversified by tenant, by asset type and by geography,” Ventas Chairman, President and CEO Debra A. Cafaro said. “We expect the acquisition to be about $0.20 accretive to our 2006 normalized Funds From Operations (FFO) per share and to add to our internally generated annual cash flow growth.”

The Company intends to provide updated guidance on its projected 2005 and 2006 normalized FFO following the completion of the Provident integration.

Provident shareholders, who approved the acquisition on June 6, received 0.4951 of a share of Ventas common stock and $7.81 in cash for each Provident share. Ventas funded the cash portion of the acquisition, repayment of certain Provident indebtedness and transaction costs with a combination of (a) proceeds from the sale of $350 million aggregate principal amount of five- and ten-year unsecured senior notes issued by Ventas Realty, Limited Partnership and Ventas Capital Corporation and (b) a draw on Ventas’s revolving credit facility. The acquisition did not require the vote of Ventas shareholders.

Ventas said it expects the Provident acquisition to reduce the percentage of rent received by the Company from its primary tenant, Kindred Healthcare, Inc. (NYSE:KND), to about 54 percent of

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Ventas Completes Provident Acquisition

June 7, 2005

annualized revenues and to decrease the percentage of rent received from skilled nursing facilities to about 38 percent of annualized revenues.

No changes will be made to the Ventas Board of Directors or senior management team as a result of the Provident transaction.

In the transaction, Merrill Lynch & Co., Inc. acted as Ventas’s exclusive financial advisor, and Friedman, Billings, Ramsey & Co., Inc. acted as Provident’s financial advisor.

Ventas, Inc. is a leading healthcare real estate investment trust that owns and invests in healthcare and senior housing assets in 41 states. Its properties include hospitals, skilled nursing facilities and assisted and independent living facilities. More information about Ventas can be found on its website at http://www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.

Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission (the “Commission”). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”) and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company’s subsidiaries, including without limitation the lease agreements and various agreements entered into by the Company and Kindred at the time of our spin off of Kindred on May 1, 1998 (the “1998 Spin Off”), as such agreements may have been amended and restated in connection with Kindred’s emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company’s other operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company’s operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (n) final determination of the Company’s taxable net income for the year ended December 31, 2004 and for the year ending December 31, 2005, (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, (p) risks associated with the Company’s acquisition of Provident Senior Living Trust, (“Provident”), including its ability to timely and fully realize expected revenues and cost savings from the merger; (q) the impact on the liquidity, financial condition and results of operations of Kindred and the Company’s other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of Kindred and the Company’s other operators to accurately estimate the magnitude of such liabilities; and (r) the value of the Company’s rental reset right with Kindred, which is dependent on a variety of factors and is highly speculative. Many of such factors are beyond the control of the Company and its management.

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